Exhibit 99.1

DANAHER REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS
WASHINGTON, D.C., January 29, 2019 — Danaher Corporation (NYSE: DHR) today announced results for the fourth quarter and full year 2018. For the quarter ended December 31, 2018, net earnings were $746.8 million, or $1.05 per diluted share, representing a 13.0% year-over-year decrease.
Non-GAAP adjusted diluted net earnings per share for the quarter ended December 31, 2018 were $1.28. This represents a 7.5% increase over the comparable 2017 period. For the fourth quarter 2018, revenues increased 5.5% year-over-year to $5.4 billion, with non-GAAP core revenue growth of 5.5%.
For the full year 2018, net earnings were $2.7 billion, or $3.74 per diluted share, representing a 7.0% year-over-year increase. Non-GAAP adjusted diluted net earnings per share for 2018 was $4.52 per share, which represents a 12.0% increase over the comparable 2017 amount. Revenues for the full year 2018 increased 8.5% to $19.9 billion, with non-GAAP core revenue growth of 6.0%. The Company generated operating cash flow of $4.0 billion for the full year 2018, which represents a 15.5% year-over-year increase.
For the first quarter of 2019, the Company anticipates that diluted net earnings per share will be in the range of $0.78 to $0.81 and non-GAAP adjusted diluted net earnings per share will be in the range of $1.00 to $1.03.
For the full year 2019, the Company anticipates that diluted net earnings per share will be in the range of $3.85 to $3.95. The Company continues to expect its 2019 non-GAAP adjusted diluted net earnings per share to be in the range of $4.75 to $4.85.
Thomas P. Joyce, Jr., President and Chief Executive Officer, stated, “We are very pleased with our fourth quarter results which wrapped up a tremendous 2018. During the year, we delivered strong revenue growth and operating margin expansion, leading to double-digit adjusted earnings per share and free cash flow growth. We believe we gained share in many of our businesses, driven by a combination of new product innovation and enhanced commercial execution. In addition, we closed over $2 billion in strategic acquisitions, and we believe we are well positioned for significant capital deployment in our attractive end-markets.”
Joyce continued, “Over the past several years, through a combination of organic and inorganic initiatives, we have transformed Danaher into a higher growth, higher margin, and higher recurring revenue company with strong footholds in attractive, fast-growing end-markets. Our portfolio today — combined with the power of the Danaher Business System — positions us well as we focus on delivering long-term shareholder value in 2019 and beyond.”
Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 866-503-8675 within the U.S. or by dialing +1 786-815-8792 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s investor conference call (access code 5756349). A replay of the conference call will be available shortly after the conclusion of the call and until February 5, 2019. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.” In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Quarterly Earnings.”
All results in this release reflect only continuing operations unless otherwise noted.
ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. With more than 20 operating companies, Danaher’s globally diverse team of approximately 71,000 associates is united by a common culture and operating system, the Danaher Business System. For more information, please visit www.danaher.com.

NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated financial performance for the first quarter and full year 2019, the Company’s increasing market share, the Company’s opportunities and positioning for 2019 and beyond, and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, Danaher’s ability to complete the previously-announced spin-off of its Dental business on the currently contemplated timeline and achieve the intended benefits, deterioration of or instability in the economy, the markets we serve and the financial markets, developments and uncertainties in U.S. policy stemming from the current administration, such as changes in U.S. trade and tariff policies and the reaction of other countries thereto, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures (including tax-related and other contingent liabilities relating to past and future split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government to use, disclose and license certain intellectual property we license if we fail to commercialize it, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, the impact of deregulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors (including the impact of the United Kingdom’s decision to leave the EU and uncertainty relating to the terms of such separation), disruptions relating to man-made and natural disasters, and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2017 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2018. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three-Month Period Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$1.05	$1.21	$3.74	$3.50
Pretax amortization of acquisition-related intangible assets A	0.25	0.24	1.00	0.94
Pretax acquisition-related transaction costs deemed significant and fair value adjustments to inventory, in each case related to the acquisition of IDT and incurred in the second quarter of 2018 B	—	—	0.02	—
Pretax gain on resolution of acquisition-related matters recognized in the fourth quarter of 2017 and second quarter of 2018 C	—	(0.02)	(0.01)	(0.02)
Pretax gain on sale of investments D	—	(0.10)	—	(0.10)
Pretax restructuring, impairment and other related charges recorded in the second quarter of 2017 E	—	—	—	0.11
Pretax costs incurred in the three-month period ended December 31, 2018 related to preparation for the 2019 separation of the Dental segment (“Dental Separation”) primarily related to professional fees for legal, tax, finance and information technology services F	0.02	—	0.02	—
Tax effect of all adjustments reflected above H	(0.05)	(0.01)	(0.22)	(0.19)
Discrete tax adjustments related to the Dental Separation I	0.02	—	0.02	—
Other discrete tax adjustments and tax-related adjustments J,K	(0.01)	(0.13)	(0.05)	(0.21)
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$1.28	$1.19	$4.52	$4.03
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations 1

	Three-Month Period Ending March 29, 2019		Year Ending December 31, 2019
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$0.78	$0.81	$3.85	$3.95
Anticipated pretax amortization of acquisition-related intangible assets A	0.25	0.25	1.00	1.00
Pretax costs expected to be incurred in the three-month period ending March 29, 2019 and year ending December 31, 2019 related to preparation for the Dental Separation, primarily related to professional fees for legal, tax, finance and information technology services F	0.02	0.02	0.07	0.07
Pretax costs expected to be incurred in the three-month period ending March 29, 2019 and year ending December 31, 2019 related to establishing new independent company infrastructure in connection with the Dental Separation, primarily related to incremental salaries, benefits and rent expense G	—	—	0.05	0.05
Tax effect of all adjustments reflected above H	(0.05)	(0.05)	(0.22)	(0.22)
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$1.00	$1.03	$4.75	$4.85

[1]
These forward-looking estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, such as certain future gains or losses on the sale of investments, acquisition or divestiture-related gains or charges and discrete tax items.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Core Revenue

	% Change Three-Month Period Ended December 31, 2018 vs. Comparable 2017 Period	% Change Year Ended December 31, 2018 vs. Comparable 2017 Period
Total Revenue Growth from Continuing Operations (GAAP)	5.5%	8.5%
Less the impact of:
Acquisitions and other	(2.0)%	(2.0)%
Currency exchange rates	2.0%	(0.5)%
Core Revenue Growth from Continuing Operations (Non-GAAP) [2]	5.5%	6.0%

[2]
We use the term “core revenue” to refer to GAAP revenue from continuing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested businesses or product lines not considered discontinued operations (“acquisition sales”) and (2) the impact of currency translation. The portion of GAAP revenue from continuing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year.

Free Cash Flow from Continuing Operations

	Year Ended
($ in millions):	December 31, 2018	December 31, 2017	% Increase
Net Operating Cash Flows from Continuing Operations	$4,022.0	$3,447.8
Net Operating Cash used in Investing Activities	(2,949.4)	(843.4)
Net Operating Cash used in Financing Activities	(797.4)	(3,098.5)

Net Operating Cash Flows from Continuing Operations (GAAP)	$4,022.0	$3,477.8	~15.5%
Less: payments for additions to property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(655.7)	(619.6)
Plus: proceeds from sales of property, plant & equipment (capital disposals) from continuing operations (GAAP)	6.3	32.6
Free Cash Flow from Continuing Operations (Non-GAAP)	$3,372.6	$2,890.8	~16.5%

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

A
Amortization of acquisition-related intangible assets in the following historical and forecasted periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

					Forecasted
	Three-Month Period Ended		Year Ended		Three-Month Period Ending	Year Ending
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017	March 29, 2019	December 31, 2019
Pretax	$178.7	$167.7	$706.2	$660.5	$179.1	$712.2
After-tax	143.0	132.5	563.4	523.5	144.2	573.3

B
Acquisition-related transaction costs deemed significant ($15 million pretax as presented in this line item, $13 million after-tax), and fair value adjustments to inventory ($1 million pretax as presented in this line item, $0.8 million after-tax), in each case related to the acquisition of IDT and incurred in the second quarter of 2018. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

C
Net gains on resolution of acquisition-related matters in the Life Sciences segment ($9 million pretax as presented in this line item, $7 million after-tax) for the second quarter of 2018 and net gains on resolution of acquisition-related matters in the Life Sciences and Diagnostics segments ($11 million pretax as presented in this line item, $8 million after-tax) for the three-month period and year ended December 31, 2017.

D	Gain on sales of investments in the three-month period and year ended December 31, 2017 ($73 million pretax as presented in this line item, $46 million after-tax).

E
During the second quarter of 2017, the Company recorded $76 million of pretax restructuring, impairment and other related charges ($51 million after-tax) primarily related to the Company’s strategic decision to discontinue certain product development efforts in its Diagnostics segment.  As a result, the Company incurred noncash charges for the impairment of certain technology-related intangibles as well as related inventory and plant, property, and equipment with no further use totaling $49 million.  In addition, the Company incurred cash restructuring costs primarily related to employee severance and related charges totaling $27 million. This is addressed in more detail in the “Statement Regarding Non-GAAP Measures.”

F
Pretax costs incurred (or anticipated to be incurred, as applicable) in the three-month period and year ended December 31, 2018 ($15 million pretax as reported in this line item, $14 million after-tax), the three-month period ending March 29, 2019 ($15 million pretax as reported in this line item, $14 million after-tax) and the year ending December 31, 2019 ($49 million pretax as reported in this line item, $46 million after-tax) related to preparation for the anticipated Dental Separation primarily related to professional fees for legal, tax, finance and information technology services.

G
Pretax costs anticipated to be incurred in the three-month period ending March 29, 2019 ($3 million pretax as reported in this line item, $3 million after-tax) and year ending December 31, 2019 ($37 million pretax as reported in this line item, $30 million after-tax), related to preparation for the anticipated Dental Separation primarily related to incremental salaries, benefits and rent expense.

H
This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, each of the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

I
Represents discrete income tax expense related to preparation for the anticipated Dental Separation primarily related to legal entity restructuring-related capital gains incurred in the three-month period and year ended December 31, 2018.

J
Represents discrete income tax gains, primarily related to the release of valuation allowances associated with certain foreign operating losses and release of reserves upon the expiration of statute of limitations ($32 million in the year ended December 31, 2018) and from finalizing the accounting related to the implementation of the Tax Cuts and Jobs Act as required by SAB No. 118 ($5 million in the three-month period and year ended December 31, 2018).

K Discrete tax adjustments and other tax-related adjustments for the three-month period and year ended December 31, 2017 include:

($ in millions)	Three-Month Period Ended December 31, 2017	Year Ended December 31, 2017
Discrete income tax gains, primarily related to expiration of statute of limitations [1]	$94	$129
Impact of ASU No. 2016-09, Compensation—Stock Compensation [2]	—	16
Remeasurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act of 2017 [3]	1,219	1,219
Transition tax on deemed repatriation of foreign earnings as a result of the Tax Cuts and Jobs Act of 2017 [4]	(1,218)	(1,218)
	$95	$146
Represents (1) discrete income tax gains, primarily related to expiration of statute of limitations ($94 million in the three-month period ended December 31, 2017 and $129 million in the year ended December 31, 2017), (2) equity compensation-related excess tax benefits ($16 million

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

in the year ended December 31, 2017), (3) remeasurement of deferred tax assets and liabilities, net related to enactment of the Tax Cuts and Jobs Act ($1.2 billion gain in the three-month period and year ended December 31, 2017), and (4) transition tax on deemed repatriation of foreign earnings in connection with enactment of the Tax Cuts and Jobs Act ($1.2 billion provision in the three-month period and year ended December 31, 2017).
On January 1, 2017, Danaher adopted the updated accounting guidance required by ASU No. 2016-09, Compensation—Stock Compensation, which requires income statement recognition of all excess tax benefits and deficiencies related to equity compensation. We exclude from Adjusted Diluted Net EPS any excess tax benefits that exceed the levels we believe are representative of historical experience. In the first quarter of 2017, we anticipated $10 million of equity compensation-related excess tax benefits and realized $26 million of excess tax benefits, and therefore we have excluded $16 million of these benefits in the calculation of Adjusted Diluted Net Earnings per Share. In the subsequent quarters reflected in the table, realized equity compensation-related excess tax benefits approximated the anticipated benefit and no adjustments were required.

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•	with respect to Adjusted Diluted Net EPS, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;

•	with respect to core revenue, identify underlying growth trends in our business and compare our revenue performance with prior and future periods and to our peers; and

•
with respect to free cash flow (the “FCF Measure”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).

Management uses these non-GAAP measures to measure the Company’s operating and financial performance, and uses non-GAAP measures similar to Adjusted Diluted Net EPS and the FCF Measure in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•	With respect to Adjusted Diluted Net EPS:

◦
We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate.  While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition.  Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies.  We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦
We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs from the calculation of Adjusted Diluted Net EPS to facilitate a more consistent comparison of operating results over time.

◦
With respect to the other items excluded from Adjusted Diluted Net EPS, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•
With respect to core revenue, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

•
With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
($ and shares in millions, except per share amount)

	As of December 31
	2018	2017
ASSETS
Current assets:
Cash and equivalents	$787.8	$630.3
Trade accounts receivable, less allowance for doubtful accounts of $120.4 and $116.1, respectively	3,489.6	3,521.8
Inventories	1,910.1	1,840.8
Prepaid expenses and other current assets	906.3	857.1
Total current assets	7,093.8	6,850.0
Property, plant and equipment, net	2,511.2	2,454.6
Other long-term assets	648.4	538.3
Goodwill	25,906.0	25,138.6
Other intangible assets, net	11,673.1	11,667.1
Total assets	$47,832.5	$46,648.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$51.8	$194.7
Trade accounts payable	1,712.8	1,509.9
Accrued expenses and other liabilities	3,076.9	3,087.7
Total current liabilities	4,841.5	4,792.3
Other long-term liabilities	5,075.8	5,161.1
Long-term debt	9,688.5	10,327.4
Stockholders’ equity:
Common stock - $0.01 par value, 2.0 billion shares authorized; 817.9 and 812.5 issued; 701.5 and 696.6 outstanding, respectively	8.2	8.1
Additional paid-in capital	5,834.3	5,538.2
Retained earnings	25,163.0	22,806.1
Accumulated other comprehensive income (loss)	(2,791.1)	(1,994.2)
Total Danaher stockholders’ equity	28,214.4	26,358.2
Noncontrolling interests	12.3	9.6
Total stockholders’ equity	28,226.7	26,367.8
Total liabilities and stockholders’ equity	$47,832.5	$46,648.6
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
($ and shares in millions, except per share amounts)

	Three-Month Period Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Sales	$5,363.5	$5,085.7	$19,893.0	$18,329.7
Cost of sales	(2,407.6)	(2,246.6)	(8,785.9)	(8,137.2)
Gross profit	2,955.9	2,839.1	11,107.1	10,192.5
Operating costs:
Selling, general and administrative expenses	(1,673.7)	(1,602.7)	(6,472.1)	(6,073.3)
Research and development expenses	(319.6)	(298.9)	(1,231.2)	(1,128.8)
Operating profit	962.6	937.5	3,403.8	2,990.4
Nonoperating income (expense):
Other income, net	12.0	81.4	37.2	103.6
Interest expense	(33.8)	(41.8)	(157.4)	(162.7)
Interest income	2.5	1.9	9.2	7.5
Earnings from continuing operations before income taxes	943.3	979.0	3,292.8	2,938.8
Income taxes	(196.5)	(122.4)	(641.9)	(469.0)
Net earnings from continuing operations	746.8	856.6	2,650.9	2,469.8
Earnings from discontinued operations, net of income taxes	—	—	—	22.3
Net earnings	$746.8	$856.6	$2,650.9	$2,492.1
Net earnings per share from continuing operations:
Basic	$1.06	$1.23	$3.78	$3.55
Diluted	$1.05	$1.21	$3.74	$3.50
Net earnings per share from discontinued operations:
Basic	$—	$—	$—	$0.03
Diluted	$—	$—	$—	$0.03
Net earnings per share:
Basic	$1.06	$1.23	$3.78	$3.58
Diluted	$1.05	$1.21	$3.74	$3.53
Average common stock and common equivalent shares outstanding:
Basic	702.2	697.2	700.6	695.8
Diluted	711.2	707.6	710.2	706.1
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
($ and shares in millions)

	Year Ended
	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net earnings	$2,650.9	$2,492.1
Less: earnings from discontinued operations, net of income taxes	—	22.3
Net earnings from continuing operations	2,650.9	2,469.8
Noncash items:
Depreciation	601.5	577.8
Amortization	706.2	660.5
Stock-based compensation expense	151.4	139.4
Restructuring and impairment charges	2.1	56.1
Pretax gain on sales of investments	—	(72.8)
Change in deferred income taxes	(195.1)	(426.9)
Change in trade accounts receivable, net	(58.3)	(161.4)
Change in inventories	(143.3)	(27.4)
Change in trade accounts payable	225.8	(54.4)
Change in prepaid expenses and other assets	89.7	4.4
Change in accrued expenses and other liabilities	(8.9)	312.7
Net operating cash provided by continuing operations	4,022.0	3,477.8
Cash flows from investing activities:
Cash paid for acquisitions	(2,173.3)	(385.8)
Payments for additions to property, plant and equipment	(655.7)	(619.6)
Proceeds from sales of property, plant and equipment	6.3	32.6
Payments for purchases of investments	(148.9)	—
Proceeds from sales of investments	22.2	137.9
All other investing activities	—	(8.5)
Net operating cash used in investing activities	(2,949.4)	(843.4)
Cash flows from financing activities:
Proceeds from the issuance of common stock	96.0	68.8
Payment of dividends	(433.4)	(378.3)
Payment for purchase of noncontrolling interest	—	(64.4)
Net proceeds from (repayments of) borrowings (maturities of 90 days or less)	65.7	(3,778.5)
Proceeds from borrowings (maturities longer than 90 days)	—	1,782.1
Repayments of borrowings (maturities longer than 90 days)	(507.8)	(668.4)
All other financing activities	(17.9)	(59.8)
Net operating cash used in financing activities	(797.4)	(3,098.5)
Effect of exchange rate changes on cash and equivalents	(117.7)	130.7
Net change in cash and equivalents	157.5	(333.4)
Beginning balance of cash and equivalents	630.3	963.7
Ending balance of cash and equivalents	$787.8	$630.3
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (unaudited)
($ in millions)

	Three-Month Period Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Sales:
Life Sciences	$1,793.5	$1,625.1	$6,471.4	$5,710.1
Diagnostics	1,684.5	1,623.9	6,257.6	5,839.9
Dental	759.0	758.8	2,844.5	2,810.9
Environmental & Applied Solutions	1,126.5	1,077.9	4,319.5	3,968.8
Total	$5,363.5	$5,085.7	$19,893.0	$18,329.7

Operating Profit:
Life Sciences	$353.7	$324.3	$1,229.3	$1,004.3
Diagnostics	316.4	316.7	1,073.8	871.6
Dental	104.9	99.3	346.7	400.7
Environmental & Applied Solutions	255.5	248.6	988.0	914.6
Other	(67.9)	(51.4)	(234.0)	(200.8)
Total	$962.6	$937.5	$3,403.8	$2,990.4

Operating Margins:
Life Sciences	19.7%	20.0%	19.0%	17.6%
Diagnostics	18.8%	19.5%	17.2%	14.9%
Dental	13.8%	13.1%	12.2%	14.3%
Environmental & Applied Solutions	22.7%	23.1%	22.9%	23.0%
Total	17.9%	18.4%	17.1%	16.3%
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.